                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 1995

                            THE SUMMIT BANCORPORATION
             (Exact name of registrant as specified in its Charter)

         New Jersey                     0-8026                   22-2007124
(State or other jurisdiction         (Commission               (IRS Employer
      or incorporation)              File Number)            Identification No.)

                       One Main Street, Chatham, NJ 07928
                    (Address or principal executive offices)

       Registrant's telephone number, including area code (201) 701-2666.

Item 5.  Other Events

         On September 10, 1995, The Summit Bancorporation ("Registrant") entered into an Agreement and Plan of Merger (the "Merger Agreement") with UJB Financial Corp. ("UJB"), pursuant to which Registrant will be merged with and into UJB in a stock-for-stock merger (the "Merger").

         The Merger is expected to be (1) accounted for under the pooling-of-interests method and (2) a "reorganization" under the Internal Revenue code of 1986, as amended.

         Under the terms of the Merger Agreement, each outstanding share of Registrant's common stock (other than shares beneficially owned by UJB or a subsidiary of UJB or held in the treasury of Registrant) will be exchanged for
 .9 shares of UJB common stock. In addition, all shares of $25 stated value Adjustable Rate Cumulative Preferred Stock of Registrant (other than shares beneficially owned by UJB or a subsidiary of UJB or held in the treasury of Registrant) will be converted into one share of $25 stated value Adjustable Rate Cumulative Preferred Stock of UJB, a class of UJB Preferred Stock containing similar rights, preferences and limitations as the Registrant's Adjustable Rate Cumulative Preferred Stock.

         Consummation of the Merger is subject to the satisfaction of all terms and conditions set forth in the Merger Agreement, including, but not limited to, receipt of required regulatory approvals, authorization and approval of the transaction by the shareholders of both Registrant and UJB, receipt of a letter from KPMG Peat Marwick L.L.P. to the effect that the transaction will qualify for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement, and other customary terms and conditions.

         In connection with the Merger Agreement, Registrant granted to UJB an option to acquire 6,730,000 shares of Registrant's common stock at $26.75 per share to be exercisable under certain circumstances and UJB granted to Registrant an option to acquire 11,450,000 shares of UJB common stock at $36.625 per share to be exercisable under certain circumstances (together the "Stock Option Agreements").

         An amendment to Registrant's Shareholder Rights Plan, dated as of January 16, 1990, as amended by Amendment No. 1, dated as of January 20, 1992 (the "Rights Plan"), was adopted by Registrant's Board of Directors on September 10, 1995 (the "Second Amendment"). The Second Amendment excludes from the definition of "Acquiring Person" contained in Section 1(a) of the Rights Plan UJB or any affiliate or associate of UJB as a result their becoming a beneficial owner of Registrant's common stock by reason of the Merger Agreement or the Stock Option Agreement or by reason of the consummation of any transaction contemplated by the Merger Agreement or the Stock Option Agreement, subject to certain conditions.

         The Merger Agreement, the Stock Option Agreements, the Second Amendment, and the Registrant's press release issued September 11, 1995 regarding the Merger appear as exhibits to this report and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such documents.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)   Exhibits

             Exhibit No.                   Description

             2(a) Agreement and Plan of Merger, dated September 10, 1995 between UJB Financial Corp. and The Summit Bancorporation

             2(b) Stock Option Agreements, dated as of September 11, 1995 between UJB Financial Corp. and The Summit Bancorporation

             4 Second Amendment to Shareholder Rights Plan of The Summit Bancorporation, dated as of September 10, 1995

             99            News Release dated September 11, 1995

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE SUMMIT BANCORPORATION
                                    (Registrant)

Dated: September 11, 1995

                               By:  /s/ John F. Kuntz
                                   ---------------------------------
                                               (Signature)
                                       John F. Kuntz
                                       Senior Vice President, General Counsel
                                         and Corporate Secretary

Attachment

                                INDEX TO EXHIBITS

Exhibit
  No.                                      Description                                  Page
- -------                                    -----------                                  ----
  2(a)                    Agreement and Plan of Merger, dated September 10,
                          1995 between UJB Financial Corp. and The Summit
                          Bancorporation

  2(b)                    Stock Option Agreements, dated as of September 11,
                          1995 between UJB Financial Corp. and The Summit
                          Bancorporation

  4                       Second Amendment to Shareholder Rights Plan of The
                          Summit Bancorporation, dated as of September 10, 1995

  99                      News Release dated September 11, 1995